Exhibit 23.6

Consent of Independent Auditors
We consent to the incorporation by reference in the registration statements on Forms S-3 (File No. 333-200621, File No. 333-203067, File No. 333-211397, File No. 333-219795 and File No. 333-220267) and Form S-8 (No. 333-184707) of MPLX LP of our report dated February 13, 2015, with respect to the consolidated statements of income and retained earnings, comprehensive income, and cash flows of Explorer Pipeline Company for the year ended December 31, 2014, included herein, which report appears in the Current Report on Form 8-K of MPLX LP dated September 1, 2017.

/s/ KPMG LLP
Tulsa, Oklahoma August 31, 2017